Exhibit 99

FOR IMMEDIATE RELEASE
January 27, 2005
Company:	Dominion
Contacts:
Media:	Mark Lazenby (804) 819-2042, mark_lazenby@dom.com Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joe O'Hare (804) 819-2156, joseph_ohare@dom.com T.A. Hickman (804) 819-2129, thomas_hickman@dom.com

DOMINION ANNOUNCES FOURTH QUARTER
AND FULL-YEAR EARNINGS

  Conference call scheduled for 10 a.m. EST today

RICHMOND, Va., - Dominion (NYSE: D) announced today preliminary unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2004, of $1.249 billion ($3.78 per share) compared to net income of $318 million ($1.00 per share) for the same period last year.

Operating earnings, which are defined as GAAP earnings adjusted for certain items, were $1.523 billion ($4.61 per share) for the 12 months ended Dec. 31, 2004, compared to operating earnings of $1.449 billion ($4.55 per share) for the same period in 2003.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company's profit sharing plan. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Business segment results and detailed descriptions of items included in 2004 and 2003 GAAP earnings but excluded from operating earnings can be found in schedules 1, 2 and 3 of this release or on Dominion's Web site at www.dom.com/investors/.

Thos. E. Capps, chairman and chief executive officer, said:

"2004 went very much the way we expected when it began with the exception of the under-recovery of Virginia fuel. We firmly believe that the trade-off between a fixed fuel factor scheduled to be adjusted in mid-2007 and base rate certainty through 2010 will result in greater value to our shareholders."

Fourth quarter earnings

Dominion also announced today preliminary unaudited net income determined in accordance with GAAP for the three months ended Dec. 31, 2004, of $224 million (67 cents per share) compared to a net loss of $174 million (54 cents per share) for the same period last year.

Operating earnings were $408 million ($1.22 per share) for the three months ended Dec. 31, 2004, compared to operating earnings of $274 million (84 cents per share) for the same period in 2003.

Business segment results and detailed descriptions of items included in fourth quarter 2004 and 2003 GAAP earnings that are excluded from operating earnings can be found in schedules 1, 2 and 3 of this release or on Dominion's Web site at www.dom.com/investors/.

2004 operating earnings compared to expectations

Dominion earned $1.22 per share in operating earnings during the fourth quarter of 2004. This fell below fourth-quarter guidance of $1.29 to $1.36 per share announced Oct. 21. Key reasons were lower sales in our franchise service areas due to warmer-than-normal weather; unrecoverable fuel expenses at Dominion Virginia Power; lower-than-expected contributions from the Clearinghouse; and a delay in the acquisition of the Kewuanee nuclear power plant. Additionally, sales at Dominion Exploration and Production (E&P) were reduced by longer-than-forecast production delays created by Hurricane Ivan and lower-than-expected business interruption insurance proceeds due to the timing and processing of our resulting claims. These offset the benefit of higher-than-anticipated prices received from natural gas and oil production.

Dominion's full-year 2004 operating earnings of $4.61 per share compares to expectations announced on Jan. 23, 2004 of $4.80 to $5.00 per share. The difference is primarily attributable to the effect of Virginia fuel expenses and Clearinghouse results, partially offset by the benefit of higher commodity prices and gains on oil options at Dominion E&P.

Complete details of fourth quarter and full-year 2004 results versus guidance can be found on schedule 4 of this release or on Dominion's Web site at www.dom.com/investors/.

2004 operating earnings compared to 2003

Fourth-quarter 2004 operating earnings of $1.22 per share compares to 84 cents per share in the fourth quarter of 2003. The increase is primarily attributable to higher contributions from Clearinghouse activities and Millstone, lower purchased power capacity expenses and higher revenue at E&P, partially offset by higher expenses at E&P and the impact of Virginia fuel expenses.

Full year 2004 operating earnings of $4.61 per share compares to $4.55 per share in 2003. The increase is primarily attributable to higher contributions from Millstone and Dominion Retail, lower purchased power capacity expenses and higher revenue at E&P, partially offset by lower contributions from Clearinghouse activities, higher expenses at E&P and the impact of Virginia fuel expense.

Complete details of fourth-quarter and full-year 2004 operating earnings versus 2003 can be found on schedules 5 and 6 of this release or on Dominion's Web site at www.dom.com/investors/.

Change in Clearinghouse revenue and cost allocation

As mentioned during its Dec. 20 conference call, Dominion has made a strategic decision decided to exit proprietary trading and focus the Clearinghouse operations on management and optimization of company assets. Accordingly, revenue Clearinghouse revenue and associated costs from management and optimization of company assets will be allocated back to reported as part of the results of the business segments operating the related assets. 2004 and 2003 segment results have been recast to reflect coal and emissions trading in the Generation segment and are detailed in the attached schedules as well as supplemental schedules found on Dominion's Web site. 2004 and 2003 consolidated results are unaffected by this change.

First quarter 2005 operating earnings guidance

Dominion expects to produce first-quarter 2005 operating earnings in the range of $1.35 to $1.45 per share. This compares to $1.37 per share in the first quarter 2004. The primary drivers compared to 2004 include: customer growth, net purchased power capacity expense savings, and contributions from E&P and the newly acquired Dominion New England assets, partially offset by the impact of Virginia fuel expenses and a return to normal weather.

In providing 2005 operating earnings guidance, Dominion management is aware of potential differences between operating earnings and GAAP-earnings. Dominion estimates an after-tax charge of $40 million to $45 million related to the pending acquisition of the Panda non-utility generation facility, expected to close in the first quarter. Until the acquisition is completed, Dominion management is not able to estimate the corresponding GAAP equivalent for 2005 operating earnings per share guidance.

Complete details of Dominion's first quarter 2005 guidance can be found on our Web site at www.dom.com/investors/.

Conference call for investors / media

Dominion will host a conference call today at 10 a.m. EST to discuss 2004 results and other issues of interest to investors.

Domestic investors who wish to participate in the conference call should dial 888-243-3836. International investors should call 973-935-2096. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company's investor information page at www.dom.com/investors/.

A replay of the conference call will be available from approximately 1 p.m. EST, Jan. 27 until 11 p.m. EST, Feb. 3. Domestic investors may access the recording by dialing 877-519-4471. International callers should dial 973-341-3080 to access the recording. The PIN for the conference call replay is 5579284. Additionally, a replay of the Web cast will be available on the company's investor information page by the end of the day Jan. 27.

Dominion is one of the nation's largest producers of energy, with an energy portfolio of about 28,100 megawatts of generation, about 6 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 960 billion cubic feet of storage capacity and serves retail energy customers in eight states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains forward-looking statements including our expectations for 2005 earnings that are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the successful completion of pending acquisitions, estimates of future market conditions, estimates of proved and unproved reserves and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks related to operating businesses in regulated industries that are becoming deregulated, the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion's most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1

Dominion
Preliminary Segment Operating Earnings
4th Quarter 2004

(millions, except earnings per share)
	Three months ended December 31		Twelve months ended December 31
	2004	2003	2004	2003

Operating Revenues & Income	$3,762	$3,016	$13,972	$12,078

Earnings(1):
Dominion Delivery	$ 108	$ 132	$ 466	$ 453
Dominion Energy	85	41	190	346
Dominion Generation	116	65	525	512
Dominion Exploration & Production	164	117	595	415
Corporate & Other	(65)	(81)	(253)	(277)
OPERATING EARNINGS	$408	$ 274	$1,523	$1,449
Items excluded from operating earnings (2)	(184)	(448)	(274)	(1,131)
REPORTED NET INCOME	$224	$ (174)	$1,249	$ 318

Common Shares Outstanding (average, diluted)	335.9	323.9	330.5	318.8

Earnings Per Share (EPS)(1):
Dominion Delivery	$0.32	$0.40	$1.41	$1.42
Dominion Energy	0.25	0.13	0.57	1.09
Dominion Generation	0.35	0.20	1.59	1.60
Dominion Exploration & Production	0.49	0.36	1.80	1.30
Corporate & Other	(0.19)	(0.25)	(0.76)	(0.86)
OPERATING EPS	$1.22	$ 0.84	$4.61	$4.55
Items excluded from operating EPS (2)	(0.55)	(1.38)	(0.83)	(3.55)
REPORTED EPS	$0.67	$(0.54)	$3.78	$1.00

  Segment contribution to earnings recast to reflect reallocation of Clearinghouse results.
  Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2

Reconciliation of measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

2004 Earnings (twelve months ended December 31, 2004)

The net effects of the following items, all shown on an after-tax basis, are included in 2004 reported earnings, but are excluded from operating earnings:

  $112 million charge resulting from a planned divestiture and updated valuation of a long-term power-tolling contract that had been used in connection with trading activities;
  $61 million charge related to the de-designation of oil hedges resulting from the delay of oil production following Hurricane Ivan and the changes in value of those hedges through the third-quarter;
  $61 million of charges related to our investment in and planned divestiture of Dominion Capital assets;
  $43 million charge related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
  $13 million of charges related to our discontinued telecommunications business;
  $6 million of expenses related to the sale of E&P assets in British Columbia;
  $6 million of net charges related to other items including:
    $7 million charge related to an agreement to settle a class action lawsuit;
    $7 million charge related to the impairment of miscellaneous investments;
    $11 million benefit related to the true-up of the Hurricane Isabel restoration cost estimate;
    $3 million net charge related to other items; and
  $28 million benefit related to the disposition of certain CNG International assets held for sale.
(millions, except per share amounts)	1Q04	2Q04	3Q04	4Q04	FY 2004
Operating earnings	$448	$267	$400	$408	$1,523
Items excluded from operating earnings (after-tax):
Valuation of long-term power-tolling contract				(112)	(112)
Hurricane Ivan -De-designation and changes in value of oil hedges			(61)		(61)
Dominion Capital related charges	(26)	(10)	(20)	(5)	(61)
Gain(loss) on NUG buyout			21	(64)	(43)
Telecom related charges	(8)	(7)		2	(13)
Expenses related to the sale of E&P assets (British Columbia)				(6)	(6)
Other items	5	(2)	(3)	(6)	(6)
Benefits related to CNGI assets held for sale	18	3		7	28
Total items excluded from operating earnings	(11)	(16)	(63)	(184)	(274)
Reported net income	$437	$251	$337	$224	$1,249

Common shares outstanding (average, diluted)	326.7	328.4	331.0	335.9	330.5

Operating earnings per share	$1.37	$0.81	$1.21	$1.22	$4.61
Items excluded from operating earnings (after-tax):	(0.03)	(0.05)	(0.19)	(0.55)	(0.83)
Reported earnings per share	$1.34	$0.76	$1.02	$0.67	$3.78

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 3

Reconciliation of measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

2003 Earnings (twelve months ended December 31, 2003)

The net effects of the following items, all shown on an after-tax basis, are included in 2003 reported earnings, but are excluded from operating earnings:

  $750 million of charges related to our investment in and planned sale of Dominion Telecom;
  $122 million in restoration expenses from Hurricane Isabel;
  $81 million of asset impairments at Dominion Capital;
  $69 million impairment of CNG International assets held for sale;
  $65 million charge related to the termination of a power purchase contract, resulting from the acquisition of a non-utility generating facility;
  $28 million of net charges representing the combined impact of the following: $180 million gain representing the cumulative effect of a change in accounting principle from adoption of SFAS No. 143, Accounting for Asset Retirement Obligations; $114 million of charges comprised of a $75 million charge, representing the cumulative effect of a change in accounting principle from adopting SFAS No. 133 Implementation Issue C20, Interpretation of the Meaning of 'Not Clearly and Closely Related' in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature, and a $39 million charge related to subsequent restructuring of contracts; $67 million charge representing the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10, Accounting for Contracts Involved in Energy Trading and Risk Management Activities; $27 million charge representing the cumulative effect of a change in accounting principle from adopting FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R) for our interests in special purpose entities; and
  $16 million charge for severance costs related to workforce reductions.
(millions, except per share amounts)	1Q03	2Q03	3Q03	4Q03	FY 2003
Operating earnings	$475	$270	$430	$274	$1,449
After-tax items:
Telecom related charges	(63)	(5)	(582)	(100)	(750)
Hurricane Isabel			(80)	(42)	(122)
Dominion Capital - Impairment of assets			(21)	(60)	(81)
CNGI - Impairment of assets held for sale		(25)		(44)	(69)
Termination of power purchase contracts			(3)	(62)	(65)
Accounting changes and related items	113			(141)	(28)
Severance costs	(17)			1	(16)
Total items excluded from operating earnings	33	(30)	(686)	(448)	(1,131)
Reported net income (loss)	$508	$240	($256)	($174)	$318

Common shares outstanding (average, diluted)	309.7	315.9	324.2	323.9	318.8

Operating earnings per share	$1.53	$0.86	$1.33	$0.84	$4.55
Items excluded from operating earnings (after-tax)	0.11	(0.10)	(2.12)	(1.38)	(3.55)
Reported net income (loss) per share	$1.64	$0.76	($0.79)	($0.54)	$1.00

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 4

Reconciliation of Operating Earnings to Guidance
Three months ended December 31, 2004
Description	Earnings (millions)	EPS ($/share)
4Q04 Operating Earnings Guidance (October 21, 2004)	$445	$1.29 - $1.36
Reconciling Items:
Weather	(17)	(0.05)
Virginia Fuel Expense	(9)	(0.03)
E&P Price	20	0.06
E&P Production	(12)	(0.03)
Business Interruption Insurance	(10)	(0.03)
Clearinghouse	(8)	(0.02)
Kewaunee	(4)	(0.01)
Other	3	0.01
4Q04 Operating Earnings (December 31, 2004)	$408	$1.22

Reconciliation of Operating Earnings to Guidance
Twelve months ended December 31, 2004
Description	Earnings (millions)	EPS ($/share)
2004 Operating Earnings Guidance (January 23, 2004)	$1,607	$4.80 - $5.00
Reconciling Items:
Virginia Fuel Expense	(124)	(0.37)
E&P Price	51	0.16
Gains on oil options	73	0.22
Clearinghouse	(70)	(0.21)
Other	(14)	(0.05)
Share dilution		(0.04)
2004 Operating Earnings (December 31, 2004)	$1,523	$4.61

* Refer to schedule 2 for details of items excluded from 2004 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 5
Dominion Preliminary 4th Quarter Variance Reconciliation (unaudited) (cents per share unless otherwise noted)	4Q'04 vs. 4Q'03 Earnings Variance
	As recast to reflect Clearinghouse reorganization	Prior to recast related to Clearinghouse reorganization
Reconciling Items

Dominion Delivery (32 cents per share 4Q'04 vs. 40 cents per share 4Q'03)
Customer growth	1
Dominion Retail	2
Other margins	(3)
Bad debt reserve reversal in 2003	(3)
Reliability expenses	(2)
Other	(2)
Share dilution	(1)
Dominion Delivery Total	(8)

Dominion Energy (25 cents per share 4Q'04 vs. 13 cents per share 4Q'03 after recast) (28 cents per share 4Q'04 vs. 13 cents per share 4Q'03 before recast)
Clearinghouse	14	17
Corporate Hedge	(2)	(2)
Electric transmission margins	(1)	(1)
Other	2	2
Share dilution	(1)	(1)
Dominion Energy Total	12	15

Dominion Generation (35 cents per share 4Q'04 vs. 20 cents per share 4Q'03 after recast) (32 cents per share 4Q'04 vs. 20 cents per share 4Q'03 before recast)
Customer growth	2	2
Fuel expenses in excess of rate recovery	(6)	(6)
Millstone	11	11
Capacity expenses	5	5
Coal trading and marketing	3
Other	1	1
Share Dilution	(1)	(1)
Dominion Generation Total	15	12

Dominion E&P (49 cents per share 4Q'04 vs. 36 cents per share 4Q'03)
Average realized prices	10
Production	(3)
VPP	8
Business Interruption Insurance	19
DD&A Rate	(4)
O&M expense (excluding FAS133)	(11)
Taxes	(4)
Share dilution	(2)
Dominion E&P Total	13

Corporate & Other (-74 cents per share 4Q'04 vs. -$1.63 per share 4Q'03 reported) (-19 cents per share 4Q'04 vs. -25 cents per share 4Q'03 operating)
Expenses and other	5
Share dilution	1
Corporate & Other Operating Total	6

Specific items excluded from operating earnings *	83
Corporate & Other Reported Total	89

Dominion Consolidated Total
(67 cents per share 4Q'04 vs. -54 cents per share 4Q'03 reported)	121
($1.22 per share 4Q'04 vs. 84 cents per share 4Q'03 operating)	38

* Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 6
Dominion Preliminary 2004 Variance Reconciliation (unaudited) (cents per share unless otherwise noted)	FY'04 vs. FY'03 Earnings Variance
	As recast to reflect Clearinghouse reorganization	Prior to recast related to Clearinghouse reorganization
Reconciling Items

Dominion Delivery ($1.41 per share FY'04 vs. $1.42 per share FY'03)
Customer growth	3
Weather - electric	1
Weather - gas	(3)
Dominion Retail	10
Reliability expenses	(3)
Pension expenses	(4)
Share dilution	(5)
Dominion Delivery Total	(1)

Dominion Energy (57 cents per share FY'04 vs. $1.09 per share FY'03 after recast) (68 cents per share FY'04 vs. $1.10 per share FY'03 before recast)
Clearinghouse	(37)	(27)
Corporate Hedge	(4)	(4)
Electric transmission margins	(5)	(5)
Other	(4)	(4)
Share dilution	(2)	(2)
Dominion Energy Total	(52)	(42)

Dominion Generation ($1.59 per share FY'04 vs. $1.60 per share FY'03 after recast) ($1.48 per share FY'04 vs. $1.59 per share FY'03 before recast)
Customer growth	6	6
Weather	3	3
Fuel expenses in excess of rate recovery	(36)	(36)
Millstone	9	9
Capacity expenses	11	11
Coal trading and marketing	10
Other	2	2
Share Dilution	(6)	(6)
Dominion Generation Total	(1)	(11)

Dominion E&P ($1.80 per share FY'04 vs. $1.30 per share FY'03)
Average realized prices	15
Production	(13)
VPP	36
Business Interruption Insurance	19
DD&A Rate	(9)
O&M expense (excluding FAS133)	(14)
SFAS133	22
Other	1
Share dilution	(7)
Dominion E&P Total	50

Corporate & Other (-$1.59 per share FY'04 vs. -$4.41 per share FY'03 reported) (-76 cents per share FY'04 vs. -86 cents per share FY'03 operating)
Expenses and other	7
Share dilution	3
Corporate & Other Operating Total	10

Specific items excluded from operating earnings *	272
Corporate & Other Reported Total	282

Dominion Consolidated Total
($3.78 per share FY'04 vs. $1.00 per share FY'03 reported)	278
($4.61 per share FY'04 vs. $4.55 per share FY'03 operating)	6

* Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.